Exhibit 99.1

Digital World Changes CEO Leadership as Part of Succession Plan for New Management Team

Miami – March 22nd, 2023 – Digital World Acquisition Corp (NASDAQ: DWAC) (“DWAC” or the “Company”), a SPAC, today announced that Eric Swider, a member of DWAC’s Board of Directors (the “Board”) since DWAC’s IPO, has been appointed interim Chief Executive Officer, effective immediately. Mr. Swider succeeds Patrick Orlando, who was terminated from his positions as CEO and Chairman of the Board after having served for the past 1.5 years. As the Board executes its succession plan, it looks forward to a fully realigned management team to best meet the challenges the Company faces. Mr. Orlando will remain as a Director on the Board.

Mr. Edward Preble, director of DWAC, commented, “On behalf of the Board, I want to thank Mr. Orlando for his hard work finding a suitable target and working to navigate the current headwinds the company is challenged with as it works to fulfill its obligation to its shareholders”.

Mr. Frank Andrews, director of DWAC, also commented, “We are fortunate have a dedicated CEO with legacy experience at the company to help ensure a smooth plan of succession. I am confident that Mr. Swider as well as the Board of Directors remain committed to executing on its strategy and creating value for our stakeholders.”

Due to the unprecedented headwinds faced by the Company, the Board agreed it was in the best interest of its shareholders to select a new management team to execute an orderly succession plan and set strategic operating procedures for the Company in this new phase. Mr. Orlando’s departure enables the Board to appoint new leadership, which it believes will restore confidence to the shareholders.

Mr. Swider was named as Interim CEO while the Board works to complete its succession plan and confirms a new Independent Board member and CFO. In connection with the confirmation of a full slate of officers, Mr. Swider shall be considered for the permanent position of CEO. Eric Swider has served as a Board Member since DWAC’s IPO. Mr. Swider brings to the company a firm view on compliance and transparency that is steeped in decades of complex transaction resolution across multiple sectors and industries. Mr. Swider has worked with both public and private sector clients and most recently served as the lead litigation consultant for a global manufacturing firm to resolve multiple complex legal challenges.

Mr. Swider shared the following statement with the Board. “I thank you for the trust you have placed in me. It will be well guarded. We will have one singular goal: to accomplish what is best for our shareholders. The entire team will be focused on doing whatever is needed to resolve all outstanding issues in hopes of finding an expedient path to a business combination. I know it has been a challenging process for the shareholders. It is important to show that we are working every day to safeguard their interests. As of November 28th, 2022, we had almost 400,000 shareholders in thirty different countries, that is who we owe our efforts to.”

About Digital World Acquisition Corp.

Digital World (Nasdaq: DWAC) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities

Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding management succession planning, possible business combinations, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022, and September 30, 2022, and other documents to be filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while DWAC may elect to update these forward-looking statements at some point in the future, it assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. DWAC gives no assurance that it will achieve its expectations.

Contact Information

Investor Relations:

Name: Alex Cano

Email: info@dwacspac.com